FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12TH Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE AND SIX MONTHS ENDED JUNE 30, 2015
Highlights and Significant Items

•	Adjusted Funds from Operations (“AFFO”) of $0.15 and $0.31 per share (see Schedule I).

•	Net interest income increased $756,000, or 3.8% and $6.0 million, or 16.1%, as compared to the three and six months ended June 30, 2014.

•	Originated $184.5 million in new commercial real estate ("CRE") loans during the period.

•	GAAP net loss allocable to common shares of $(0.24) and $(0.16) per share.

•	Board approved $50.0 million plan to repurchase securities.

•	Announced one-for-four reverse stock split expected to be effective August 31, 2015.

•	Common stock cash dividend of $0.16 and $0.32 per share.

New York, N.Y., August 4, 2015 - Resource Capital Corp. (NYSE: RSO) (“RSO” or the “Company”), a real estate investment trust, or REIT, whose investment strategy focuses on CRE assets, commercial mortgage-backed securities (“CMBS”), commercial finance assets and other investments, reported results for the three and six months ended June 30, 2015.

•
AFFO for the three and six months ended June 30, 2015 was $20.1 million, or $0.15 per share and $41.3 million, or $0.31 per share, respectively, as compared to $24.0 million, or $0.19 per share and $49.0 million, or $0.38 for the three and six months ended June 30, 2014, respectively. A reconciliation of GAAP net income (loss) to AFFO is set forth in Schedule I of this release.

•
GAAP net loss allocable to common shares for the three and six months ended June 30, 2015 was ($31.0) million, or $(0.24) per share-diluted and ($21.6) million, or $(0.16) as compared to net income of $14.7 million, or $0.11 per share-diluted and $29.8 million, or $0.23 for the three and six months ended June 30, 2014, respectively.

•
RSO recognized an impairment of $41.1 million on a legacy mezzanine loan representing $38.1 million in loan principal and $3.0 million in accrued interest reversals, or $(0.29) and $(0.02) per common share, respectively.

Additional highlights:
Commercial Real Estate

•	CRE loan portfolio is comprised of approximately 96% senior whole loans as of June 30, 2015, an increase from 94% as of December 31, 2014.

•	$1.4 billion, or 88%, of loans in CRE portfolio have London Interbank Offered Rate (“LIBOR”) floors with a weighted average of 0.52%, or 33 basis points, above one-month LIBOR as of June 30, 2015.

•
Interest income on whole loans increased by $7.1 million, or 53.5%, to $20.2 million during the three months ended June 30, 2015 as compared to $13.1 million during the three months ended June 30, 2014.

•	Closed and funded $694.0 million of new whole loans in the last 12 months with a weighted average yield of 5.70%, including origination fees.

The following table summarizes RSO's CRE loan activities and fundings of previous commitments, at par, for the three, six and 12 months ended June 30, 2015 (in millions, except percentages):

	Three Months Ended	Six Months Ended	12 Months Ended	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate
	June 30, 2015	June 30, 2015	June 30, 2015
New whole loans funded and originated	$165.8	$314.9	$694.0	4.87%	—%
Unfunded loan commitments	18.7	26.4	93.8
New loans originated	184.5	341.3	787.8
Payoffs (3)	(38.7)	(104.6)	(183.2)
Previous commitments funded	9.0	25.6	40.3
Principal pay downs	(1.1)	(1.6)	(5.5)
Unfunded loan commitments	(18.7)	(26.4)	(93.8)
Loans, net funded	$135.0	$234.3	$545.6

(1)
Represents the weighted-average rate above the one-month LIBOR on loans whose interest rate is based on LIBOR as of June 30, 2015. $165.8 million of loans originated during the three months ended June 30, 2015 have LIBOR floors with a weighted average floor of 0.23%.

(2)	Reflects rates on new whole loans funded and originated during the three months ended June 30, 2015.

(3)	CRE loan payoffs and extensions resulted in $753,000 of exit fees earned during the six months ended June 30, 2015.
Impairment
During the quarter ended June 30, 2015, the Company recorded a substantial allowance for loan loss on a subordinated mezzanine loan position that was acquired in 2007. The outstanding loan balance of $38.1 million was fully reserved, and associated accrued interest of $3.0 million was reversed against interest income, for a total charge to operations of $41.1 million. The loan was originally supported by a portfolio of 13 hotel properties, most of which were luxury brand hotels. The last three luxury brand hotel properties securing the loan are located in or near San Juan, Puerto Rico, and recent economic and credit disruptions in Puerto Rico resulted in events that caused the Company to determine that the loan should be fully reserved.
Commercial Finance

•
Increased the total availability on a syndicated revolving credit facility used to fund middle market loans by $85.0 million from $140.0 million to $225.0 million and total commitment to $300.0 million during the first six months of 2015. At June 30, 2015, $151.0 million was outstanding on the facility.

•	Middle market loan portfolio was $331.0 million at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 8.32% at June 30, 2015.

•
Bank loan portfolio, including asset-backed securities (“ABS”), corporate bonds, and loans held for sale was $197.5 million at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 3.59% at June 30, 2015. RSO's bank loan portfolio was completely match-funded through two CLO issuances.

•	RSO earned $1.9 million of net fees through its subsidiary, Resource Capital Asset Management, during the six months ended June 30, 2015.

The following table summarizes RSO's middle market loan activities and fundings of previous commitments, at par, for the three months, six months and 12 months ended June 30, 2015 (in millions, except percentages):

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015	12 Months Ended June 30, 2015	Weighted Average Spread (1)	Weighted Average All-in Rate (2)	Weighted Average Yield

New loans funded and originated	$47.0	$97.0	$221.2	8.32%	9.36%	9.93%
Unfunded loan commitments	3.8	11.8	17.8
New loans originated	50.8	108.8	239.0
Payoffs and sales	(10.0)	(32.9)	(56.5)
Previous commitments funded	0.7	5.0	16.8
Principal pay downs	(1.4)	(3.0)	(9.0)
Unfunded loan commitments	(3.8)	(11.8)	(17.8)
Loans, net funded	$36.3	$66.1	$172.5

(1)
Represents the weighted-average rate above the one-month and three-month LIBOR on loans whose interest rate is based on LIBOR as of June 30, 2015, excluding fees. Of these loans, $279.8 million have LIBOR floors with a weighted average floor of 1.22%.

(2)	Reflects rates on RSO's portfolio balance as of June 30, 2015, excluding fees.
Liquidity
At July 31, 2015, after paying its second quarter 2015 common and preferred stock dividends, RSO's liquidity is derived from three primary sources:

•	unrestricted cash and cash equivalents of $124.0 million, restricted cash of $1.6 million in margin call accounts and $144,000 in the form of real estate escrows, reserves and deposits;

•
capital available for reinvestment in one of RSO's CRE CDOs of $250,000 and one of its CRE securitizations of $1.7 million, all of which is designated to finance future funding commitments on CRE loans; and

•	loan principal repayments of $59.5 million that will pay down outstanding CLO note balances, as well as interest collections of $2.4 million.
In addition, RSO has $199.4 million available through a term financing facility to finance the origination of CRE loans and $70.8 million available through a term financing facility to finance the purchase of CMBS. RSO also has $52.0 million available through a middle market syndicated revolving credit facility to finance the direct origination of middle market loans and purchase of syndicated bank loans.
Capital Allocation
As of June 30, 2015, RSO had allocated its invested equity capital among its targeted asset classes as follows: 68% in CRE assets, 29% in commercial finance assets and 3% in other investments.
Book Value

As of June 30, 2015, RSO’s book value per common share was $4.56, a decrease from $5.07 per common share at December 31, 2014.  Total stockholders’ equity at June 30, 2015, which measures equity before the consideration of non-controlling interests, was $873.8 million, of which $274.7 million was attributable to preferred stock. Total stockholders’ equity at December 31, 2014 was $935.5 million of which $271.7 million was attributable to preferred stock.
Capital Transactions
On August 3, 2015, RSO’s Board of Directors approved a one-for-four reverse stock split which is expected to be effective on August 31, 2015, after the close of business.
On August 3, 2015, RSO's Board of Directors also authorized RSO to repurchase up to $50 million of its outstanding equity and debt securities.

Investment Portfolio
The following table summarizes the amortized cost and net carrying amount of RSO's investment portfolio as of June 30, 2015, classified by asset type:

	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
As of June 30, 2015
Loans Held for Investment:
Commercial real estate loans (1):
Whole loans	$1,502,603	$1,498,653	60.03%	5.24%
B notes	15,997	15,977	0.64%	8.68%
Mezzanine loans	54,822	16,677	0.67%	5.62%
Bank loans (4)	181,757	180,760	7.24%	3.72%
Middle market loans (5)	330,995	327,788	13.13%	9.36%
Residential mortgage loans	3,030	3,030	0.12%	3.94%
	2,089,204	2,042,885	81.83%
Loans held for sale(2):
Bank loans	6,028	6,028	0.24%	2.18%
Residential mortgage loans	105,094	105,094	4.21%	3.87%
	111,122	111,122	4.45%
Investments in Available-for-Sale Securities:
CMBS-private placement	181,399	185,322	7.42%	5.23%
RMBS	2,422	2,474	0.10%	5.37%
ABS (3)	55,039	63,241	2.53%	N/A
Corporate Bonds	2,419	2,391	0.10%	4.88%
	241,279	253,428	10.15%
Investment Securities-Trading:
Structured notes (3)	36,676	32,680	1.31%	N/A
	36,676	32,680	1.31%
Other (non-interest bearing):
Property held for sale	180	180	0.01%	N/A
Investment in unconsolidated entities	56,150	56,150	2.25%	N/A
	56,330	56,330	2.26%
Total Investment Portfolio	$2,534,611	$2,496,445	100.00%

(1)
Net carrying amount includes allowance for loan losses of $42.1 million at June 30, 2015, allocated as follows: general allowance: B notes $20,000, mezzanine loans $72,000 and whole loans $1.7 million; specific allowance: mezzanine loans $38.1 million and whole loans $2.2 million.

(2)	Loans held for sale are carried at the lower of cost or market.

(3)	There is no stated rate associated with these securities.

(4)	Net carrying amount includes allowance for loan losses of $1.0 million at June 30, 2015.

(5)	Net carrying amount includes allowance for loan losses of $3.2 million at June 30, 2015.

Supplemental Information
The following schedules of reconciliations and supplemental information as of June 30, 2015 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income (Loss) to Funds from Operations (“FFO”) and AFFO.

•	Schedule II - Summary of Securitization Performance Statistics.

•	Supplemental Information regarding loan investment statistics, CRE loans, bank loans and middle market loans.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other commercial real estate-related debt and equity investments. RSO also makes other commercial finance and residential mortgage investments.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. (NASDAQ: REXI), an asset management company that specializes in real estate and credit investments.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourcecapitalcorp.com.

Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends have in the past affected and may in the future affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions have in the past impaired and may in the future impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of operations, reconciliation of GAAP net income (loss) to FFO and AFFO, summary of securitization performance statistics and supplemental information regarding RSO's CRE loan, bank loan and middle market loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$145,010	$79,905
Restricted cash	45,755	122,138
Investment securities, trading	32,680	20,786
Investment securities available-for-sale, pledged as collateral, at fair value	170,935	197,800
Investment securities available-for-sale, at fair value	82,493	77,920
Linked transactions, net at fair value	—	15,367
Loans held for sale ($105.1 million and $113.4 at fair value)	111,122	113,675
Property held for sale	180	180
Loans, pledged as collateral and net of allowances of $46.3 million and $4.6 million	2,042,885	1,925,980
Loans receivable–related party	—	558
Investments in unconsolidated entities	56,150	59,827
Derivatives, at fair value	4,289	5,304
Interest receivable	12,046	16,260
Deferred tax asset, net	12,828	12,634
Principal paydown receivable	11,525	40,920
Direct financing leases	1,590	2,109
Intangible assets	24,370	18,610
Prepaid expenses	3,913	4,196
Other assets	16,453	14,510
Total assets	$2,774,224	$2,728,679
LIABILITIES (2)
Borrowings	$1,827,461	$1,716,871
Distribution payable	25,504	30,592
Accrued interest expense	5,467	2,123
Derivatives, at fair value	6,991	8,476
Accrued tax liability	6,383	9,219
Accounts payable and other liabilities	9,769	9,287
Total liabilities	1,881,575	1,776,568
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share,1,069,016 and 1,069,016 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share 5,740,479 and 5,601,146 shares issued and outstanding	6	6
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 500,000,000 shares authorized; 134,172,504 and 132,975,177 shares issued and outstanding (including 2,767,809 and 2,023,639 unvested restricted shares)	134	133
Additional paid-in capital	1,252,718	1,245,245
Accumulated other comprehensive income (loss)	1,344	6,043
Distributions in excess of earnings	(380,389)	(315,910)
Total stockholders’ equity	873,819	935,523
Non-controlling interests	18,830	16,588
Total equity	892,649	952,111
TOTAL LIABILITIES AND EQUITY	$2,774,224	$2,728,679

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
	(unaudited)
(1) Assets of consolidated Variable Interest Entities ("VIEs") included in the total assets above:
Cash and cash equivalents	$189	$25
Restricted cash	43,954	121,247
Investment securities available-for-sale, pledged as collateral, at fair value	84,858	119,203
Loans held for sale	6,027	282
Loans, pledged as collateral and net of allowances of $42.7 million and $3.3 million	1,352,546	1,261,137
Interest receivable	5,468	8,941
Prepaid expenses	182	221
Principal paydown receivable	—	25,767
Other assets	9	(12)
Total assets of consolidated VIEs	$1,493,233	$1,536,811

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Borrowings	$1,047,172	$1,046,494
Accrued interest expense	852	1,000
Derivatives, at fair value	5,946	8,439
Unsettled loan purchases	(529)	(529)
Accounts payable and other liabilities	190	(386)
Total liabilities of consolidated VIEs	$1,053,631	$1,055,018

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
REVENUES
Interest income:
Loans	$29,759	$26,219	$62,422	$46,448
Securities	5,500	3,391	9,552	7,395
Leases	163	—	258	—
Interest income − other	1,119	982	1,951	3,834
Total interest income	36,541	30,592	74,183	57,677
Interest expense	15,803	10,610	30,705	20,238
Net interest income	20,738	19,982	43,478	37,439
Rental income	—	1,507	—	6,659
Dividend income	17	17	33	153
Fee income	3,446	2,322	5,051	4,822
Total revenues	24,201	23,828	48,562	49,073
OPERATING EXPENSES
Management fees − related party	3,500	3,314	7,060	6,394
Equity compensation − related party	791	2,032	1,786	3,699
Rental operating expense	—	1,077	6	4,473
Lease operating	24	—	47	—
General and administrative - Corporate	4,067	4,750	8,850	7,589
General and administrative - PCM	6,722	4,138	13,801	7,565
Depreciation and amortization	621	760	1,186	1,596
Impairment losses	—	—	59	—
Provision (recovery) for loan losses	38,810	782	42,800	(3,178)
Total operating expenses	54,535	16,853	75,595	28,138

	(30,334)	6,975	(27,033)	20,935
OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated subsidiaries	662	1,762	1,368	3,776
Net realized and unrealized gain (loss) on sales of investment securities available-for-sale and loans and derivatives	9,745	1,648	24,168	3,736
Net realized and unrealized gain (loss) on investment securities, trading	279	(650)	2,353	(2,210)
Unrealized gain (loss) and net interest income on linked transactions, net	—	5,012	235	7,317
(Loss) on reissuance/gain on extinguishment of debt	(171)	(533)	(1,071)	(602)
(Loss) gain on sale of real estate	22	3,042	—	3,042
Other income (expense)	—	—	—	(1,262)
Total other income (expense)	10,537	10,281	27,053	13,797

INCOME (LOSS) BEFORE TAXES	(19,797)	17,256	20	34,732
Income tax (expense) benefit	(2,918)	446	(4,765)	430
NET INCOME (LOSS)	(22,715)	17,702	(4,745)	35,162

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net (income) loss allocated to preferred shares	(6,116)	(3,358)	(12,207)	(5,758)
Net (income) loss allocable to non-controlling interest, net of taxes	(2,180)	333	(4,657)	389
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$(31,011)	$14,677	$(21,609)	$29,793
NET INCOME (LOSS) PER COMMON SHARE – BASIC	$(0.24)	$0.12	$(0.16)	$0.24
NET INCOME (LOSS) PER COMMON SHARE – DILUTED	$(0.24)	$0.11	$(0.16)	$0.23
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − BASIC	131,409,263	126,952,493	131,333,704	126,288,516
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING − DILUTED	131,409,263	128,142,637	131,333,704	127,409,127

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO FFO and AFFO
(in thousands, except per share data)
(unaudited)
Funds from Operations
The Company evaluates its performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations ("AFFO") in addition to net income.  The Company computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s operating performance. The Company calculates AFFO by adding or subtracting from FFO the impact of non-cash accounting items as well as the effects of items that are deemed to be non-recurring in nature.  The Company deems transactions to be non-recurring if a similar transaction has not occurred in the past two years, and if it does not expect a similar transaction to occur in the next two years.  The Company adjusts for these non-cash and non-recurring items to analyze its ability to produce cash flow from on-going operations, which is used to pay dividends to its shareholders. Non-cash adjustments to FFO include the following:  impairment losses resulting from fair value adjustments on financial instruments; provisions for loan losses; equity investment gains and losses; straight-line rental effects; share-based compensation expense; amortization of various deferred items and intangible assets; gains on sales of property that are wholly owned or owned through a joint venture; the cash impact of capital expenditures that are related to the Company's real estate owned; and REIT tax planning adjustments, which primarily relate to accruals for owned properties for which the Company made a foreclosure election and adjustments to tax estimates with respect to the final resolution of foreclosed property when it is listed for sale. In addition, the Company calculates AFFO by adding and subtracting from FFO the realized cash impacts of the following: extinguishment of debt, reissuances of debt, sales of property and capital expenditures.
Management believes that FFO and AFFO are appropriate measures of the Company's operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs. Management uses FFO and AFFO as measures of the Company's operating performance, and believes they are also useful to investors, because they facilitate an understanding of the Company's operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP, and capital expenditures, that may not necessarily be indicative of current operating performance and that may not allow accurate period to period comparisons of the Company's operating performance.

While the Company's calculations of FFO and AFFO may differ from the methodology used for calculating FFO and AFFO by other REITs, and its FFO and AFFO may not be comparable to FFO and AFFO reported by other REITs, the Company also believes that FFO and AFFO may provide the Company and its investors with an additional useful measure to compare its performance with some other REITs. Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of the Company's operating performance or as an alternative to cash flow from operating activities as a measure of its liquidity.

The following table reconciles GAAP net income (loss) to FFO and AFFO for the periods presented (unaudited) (in thousands, except share and per share data):

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net income (loss) allocable to common shares - GAAP	$(31,011)	$14,677	$(21,609)	$29,793
Adjustments:
Real estate depreciation and amortization	—	214	—	506
(Gains) losses on sales of property (1)	(22)	(3,912)	—	(4,778)
Gains on sale of preferred equity	—	(65)	—	(1,049)
FFO allocable to common shares	(31,033)	10,914	(21,609)	24,472
Adjustments:
Non-cash items:
Provision (recovery) for loan losses	38,117	688	41,741	563
Amortization of deferred costs (non real estate) and intangible assets	2,986	1,543	5,853	3,163
Amortization of discount on convertible senior notes	633	420	949	1,023
Equity investment (gains) losses	(350)	278	(402)	1,560
Share-based compensation	791	2,032	1,786	3,699
Impairment losses	—	—	59	—
Unrealized losses (gains) on CMBS marks - linked transactions (2)	—	(439)	(235)	(2,202)
Unrealized (gains) losses on trading portfolio	(155)	1,029	(1,319)	1,471
Unrealized (gains) losses on FX transactions	5,510	(146)	4,851	(146)
Unrealized (gains) losses on derivatives	—	—	1,075	—
Straight-line rental adjustments	—	—	—	2
Loss on resale of debt	171	533	1,071	602
Change in mortgage servicing rights valuation reserve	(800)	—	(250)	300
Residential loan warranty reserve	400	—	400	—
Dead deal costs	—	—	399	—
REIT tax planning adjustments	—	170	317	1,127
Cash items:
Gains (losses) on sale of property (1)	22	3,912	—	4,778
Gains on sale of preferred equity	—	65	—	1,049
Gain (loss) on extinguishment of debt	3,765	3,068	6,645	7,599
Capital expenditures	—	(25)	—	(38)
AFFO allocable to common shares	$20,057	$24,042	$41,331	$49,022

Weighted average shares – diluted	131,409	128,143	131,334	127,409

AFFO per share – diluted	$0.15	$0.19	$0.31	$0.38

(1)	Amount represents gains/losses on sales of owned real estate as well as sales of joint venture real estate interests that were recorded by RSO on an equity basis.

(2)	As the result of an accounting standards update adopted on January 1, 2015, RSO unlinked its previously linked transactions.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(in thousands)
(unaudited)

Securitizations - Distributions and Coverage Test Summary
The following table sets forth the distributions made and coverage test summaries for each of our securitizations for the periods presented (in thousands):

Name	Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
	Six Months Ended June 30,	Year Ended December 31,	As of June 30,	As of June 30,	As of Initial Measurement Date
	2015 (1)	2014 (1)	2015 (2) (3)	2015 (4)
Apidos CDO III (5)	$8,523	$3,551	$—	$—	$11,269
Apidos Cinco CDO	$3,807	$9,757	$6,570	$20,687	$17,774
RREF 2006-1	$1,875	$10,172	$3,466	$90,124	$24,941
RREF 2007-1	$11,493	$7,630	$2,974	$65,854	$26,032
RCC CRE Notes 2013	$5,198	$11,860	N/A	N/A	N/A
RCC 2014-CRE2	$7,876	$5,463	N/A	$20,663	$20,663
RCC 2015-CRE3 (6)	$3,158	N/A	N/A	$20,313	$20,313
Moselle CLO S.A. (7)	$28,911	$2,891	N/A	N/A	N/A
* The above table does not include Apidos CDO I, Apidos CLO VIII or Whitney CLO I, as these CLOs were previously called and were substantially liquidated. No securitizations had open reinvestment periods as of June 30, 2015.

(1)
Distributions on retained equity interests in CDOs (comprised of note investments and preference share ownership) and principal paydowns on notes owned; RREF CDO 2006-1 includes $0 and $4.2 million of principal paydowns during the six months ended June 30, 2015 and the year ended December 31, 2014, respectively.

(2)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(3)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of CDO notes senior to the Company's preference shares.

(4)	Overcollateralization cushion represents the amount by which the collateral held by the CDO issuer exceeds the maximum amount required.

(5)
Apidos CDO III was called on June 12, 2015 and substantially all of its assets were liquidated. The Company received a return of principal of $7.6 million. There is an estimated $4.8 million of principal remaining to be distributed upon collection, which is expected during the period ended September 30, 2015.

(6)
Resource Capital Corp. 2015-CRE3 closed on February 24, 2015; the first distribution was in March 2015. There is no reinvestment period for the securitization. Additionally, the indenture contains no interest coverage test provisions.

(7)
Moselle CLO S.A. was acquired on February 24, 2014 and the reinvestment period for this securitization expired prior to the acquisition. In December 2014, the Company liquidated Moselle CLO S.A. and, as a result, all of the assets were sold.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(unaudited)

Loan Investment Statistics

The following table presents information on RSO's impaired loans and related allowances for the periods indicated (based on amortized cost):

	June 30, 2015	December 31, 2014
Allowance for loan losses:
Specific allowance:
Commercial real estate loans	$40,275	$—
Bank loans	257	570
Middle market loans	3,207	—
Residential mortgage loans	—	—
Total specific allowance	43,739	570
General allowance:
Commercial real estate loans	1,840	4,043
Bank loans	740	—
Total general allowance	2,580	4,043
Total allowance for loans	$46,319	$4,613
Allowance as a percentage of total loans	2.2%	0.2%

Loans held for sale:
Commercial real estate loans	$—	$—
Bank loans	6,028	282
Residential mortgage loans	105,094	113,393
Total loans held for sale (1)	$111,122	$113,675

(1)	Loans held for sale are presented at the lower of cost or fair value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents commercial real estate loan portfolio statistics as of June 30, 2015 (based on par value):

Security type:
Whole loans	95.5%
Mezzanine loans	3.5%
B Notes	1.0%
Total	100.0%

Collateral type:
Multifamily	38.1%
Office	18.2%
Hotel	15.5%
Retail	13.1%
Student Housing	9.2%
Mixed Use	2.2%
Other	3.7%
Total	100.0%

Collateral location:
Texas	28.8%
Southern California	15.1%
Northern California	7.6%
Arizona	6.2%
Florida	6.2%
North Carolina	5.2%
Georgia	4.1%
Minnesota	3.9%
Nevada	2.8%
Pennsylvania	2.2%
Washington	1.9%
Utah	1.7%
Other	14.3%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents bank loan portfolio statistics by industry as of June 30, 2015 (based on par value):

Industry type:
Diversified/Conglomerate Service	11.8%
Automobile	10.9%
Healthcare, Education and Childcare	10.3%
Retail Stores	8.3%
Chemicals, Plastics and Rubber	7.8%
Hotels, Motels, Inns and Gaming	7.0%
Electronics	4.7%
Personal Transportation	4.0%
Broadcasting and Entertainment	3.8%
Finance	3.1%
Utilities	3.0%
Telecommunications	3.0%
Personal, Food and Miscellaneous services	2.3%
Leisure, Amusement, Motion Pictures, Entertainment	2.3%
Buildings and Real Estate	2.2%
Printing and Publishing	2.2%
Banking, Finance, Insurance & Real Estate	2.1%
Other	11.2%
Total	100.0%

The following table presents middle market loan portfolio statistics by industry as of June 30, 2015 (based on par value):

Industry type:
Diversified/Conglomerate Service	12.3%
Personal, Food, and Miscellaneous Services	11.1%
Hotels, Motels, Inns, and Gaming	10.2%
Structure Finance Securities	8.3%
Healthcare, Education, and Childcare	8.1%
Telecommunications	7.4%
Finance	7.2%
Leisure, Amusement, Motion Pictures, Entertainment	5.9%
Personal Transportation	4.9%
Buildings and Real Estate	4.5%
Beverage, Food and Tobacco	3.8%
Cargo Transport	3.8%
Broadcasting and Entertainment	3.4%
Diversified/Conglomerate Manufacturing	3.1%
Home and Office Furnishings, Housewares, and Durable Consumer Products	3.0%
Oil and Gas	3.0%
Total	100.0%